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                                                                EXHIBIT 4.2

                                                             EXECUTION COPY


                    TELECOMUNICACIONES DE PUERTO RICO, INC.

                                 $1,000,000,000

                    $300,000,000 6.15% Senior Notes Due 2002
                    $400,000,000 6.65% Senior Notes Due 2006
                    $300,000,000 6.80% Senior Notes Due 2009

                               Purchase Agreement

                                                         New York, New York
                                                               May 13, 1999

Salomon Smith Barney Inc.
Chase Securities Inc.
J.P. Morgan Securities Inc.
NationsBanc Montgomery Securities LLC
Popular Securities, Inc.
As Representatives of the Initial Purchasers
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

               Telecomunicaciones de Puerto Rico, Inc., a corporation organized under the laws of Puerto Rico (the "Company"), proposes upon the terms and conditions set forth herein to issue and sell to the several parties named in
Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, $300,000,000 principal amount of its 6.15% Senior Notes Due 2002, $400,000,000 principal amount of its 6.65% Senior Notes Due 2006 and $300,000,00 principal amount of its 6.80% Senior Notes Due 2009 (collectively, the "Securities") each guaranteed by the Puerto Rico Telephone Company, Inc., a Puerto Rico corporation and wholly owned subsidiary of the Company and Celulares Telefonica, Inc., a Puerto Rico corporation and wholly owned subsidiary of the Company (together, the "Subsidiary Guarantors"). The Securities are to be issued under an indenture (the "Indenture"), dated as of May 20, 1999, among the Company, the subsidiary guarantors party thereto (the "Subsidiary Guarantors") and The Bank of New York, as trustee (the "Trustee"). The Securities have the




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benefit of a Registration Rights Agreement (the "Registration Rights
Agreement"), dated May 13, 1999, among the Company, the Subsidiary Guarantors and the Initial Purchasers, pursuant to which the Company has agreed to register the Securities under the Act subject to the terms and conditions therein specified. To the extent there are no additional parties listed on
Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in
Section 17 hereof.

               The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

               In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated May 5, 1999 (as amended or supplemented at the Execution Time, the "Preliminary Memorandum"), and a final offering memorandum, dated May 13, 1999 (as amended or supplemented at the Execution Time, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum in the manner set forth herein, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers.

               1. Representations and Warranties. The Company and each of the Subsidiary Guarantors jointly and severally represent and warrant to each Initial Purchaser as set forth below in this Section 1.

               (1) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date (as defined in Section 3 hereof), the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Subsidiary Guarantors make no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

               (2) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Subsidiary Guarantors make no representation) has made offers or sales of any security,




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        or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

               (3) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Subsidiary Guarantors make no representation) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

               (4) Subject to the compliance by the Initial Purchasers with the representations and warranties set forth in Section 4 hereof, the Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

               (5) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Subsidiary Guarantors make no representation) has engaged in any directed selling efforts with respect to the Securities, and each of them (other than the Initial Purchasers, as to whom the Company and the Subsidiary Guarantors make no representation) has complied with the offering restrictions requirements of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

               (6) The Company has been advised by The Portal Market of the NASD that the Securities have been designated Portal-eligible securities in accordance with the rules and regulations of the NASD.

               (7) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

               (8) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement and except in connection with the privatization of the Company and the transactions relating thereto).

               (9) The Company has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (10) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease,


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        as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business as presently conducted requires such qualification except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

               (11) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

               (12) The Company's authorized equity capitalization is as set forth in the Final Memorandum.

               (13) The statements in the Final Memorandum under the headings "The Acquisition and Related Corporate Restructuring", "Shareholders and Shareholder Relationships", "Description of Certain Debt", "Business--Regulatory Environment in Puerto Rico",
        "Business--Legal Proceedings", "Certain Tax Considerations", "Description of Notes" and "Exchange Offer; Registration Rights" fairly summarize the matters therein described in all material respects.

               (14) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors; the Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company and the Subsidiary Guarantors, will constitute a legal, valid and binding instrument enforceable against the Company and the Subsidiary Guarantors in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity and to the extent that rights to indemnity may be limited by federal or state securities laws or the public policy underlying such laws); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity and to the extent that rights to indemnity may be limited by federal or state securities laws or the public policy underlying such laws); and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding instrument



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        enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity and to the extent that rights to indemnity may be limited by federal or state securities laws or the public policy underlying such laws).

               (15) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained by the Company in connection with the performance of its obligations contemplated herein or in the Indenture or the Registration Rights Agreement, except such as will be obtained under the Act, the Exchange Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement, such as may be required under the blue sky laws of any jurisdiction in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement.

               (16) Neither the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issue and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which any of their respective properties is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its subsidiaries or any of their respective properties except, in the case of clauses (ii) and
        (iii) of this paragraph, for those that could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole.

               (17) The consolidated historical financial statements, together with the notes thereto of the Company and its consolidated subsidiaries included in the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption "Selected Consolidated Financial and Operating Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein; the pro forma financial information included in the Final Memorandum fairly presents the information shown therein and has been compiled on the bases described therein; the


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        assumptions used in the preparation thereof are reasonable, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial information included in the Final Memorandum; the pro forma financial information included in the Final Memorandum comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act; and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

               (18) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company or any of its subsidiaries is a party or its or their property is subject is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

               (19) The Company and each of its subsidiaries own or lease all such properties as are necessary to the conduct of their respective operations as presently conducted.

               (20) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, governmental rule or regulation, judgment or court decree to which the Company or any of its subsidiaries is subject except, in the case of clauses (ii) and (iii) of this paragraph, for any such default or violation which would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole.

               (21) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Memorandum, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

               (22) Except as described in the Final Memorandum, there are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.


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               (23)    The Company has filed all foreign, federal, state and
        local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

               (24) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

               (25) Except as described in the Final Memorandum, the Company and each of its subsidiaries carry or are covered by insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.

               (26) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Memorandum.

               (27) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state, local or foreign regulatory authorities and has made all declarations and filings with such authorities, necessary or required to own, lease, license and use their properties and assets and to conduct their respective businesses except where the failure to possess such licenses, certificates, permits and other authorizations or to make such declarations and filings would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto), and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate,


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        authorization or permit which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto).

               (28) The Company and its subsidiaries are implementing a comprehensive, detailed program to analyze and address the risk that the computer hardware and software used by them may be unable to recognize and properly execute date-sensitive functions involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem") and, except as disclosed in the Final Memorandum, believes, based on its evaluation of its systems, remedial activities and readiness plans, that such risk will be substantially remedied on a timely basis without material expense (except for expenses disclosed in the Final Memorandum) and will not have a material adverse effect upon the financial condition and results of operations of the Company and its subsidiaries, taken as a whole; and the Company believes, after due inquiry, that each significant supplier, vendor or customer used or serviced by the Company and its subsidiaries and whose systems, services and products are important to the operations of the Company and its subsidiaries, has remedied or will remedy on a timely basis the Year 2000 Problem, except to the extent that a failure to remedy by any such supplier, vendor or customer would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company is in compliance with the Commission's staff legal bulletin No. 5 dated January 12, 1998, as amended to date, related to Year 2000 compliance.

               Any certificate signed by any officer of the Company or any Subsidiary Guarantor and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or such Subsidiary Guarantor, as to matters covered thereby, to each Initial Purchaser.

               2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, (i) at a purchase price of 99.577% of the principal amount thereof, plus accrued interest, if any, from May 20, 1999, to the Closing Date, the principal amount of 6.15% Senior Notes Due 2002, (ii) at a purchase price of 99.338% of the principal amount thereof, plus accrued interest, if any, from May 20, 1999, to the Closing Date, the principal amount of 6.65% Senior Notes due 2006 and (iii) at a purchase price of 99.294% of the principal amount thereof, plus accrued interest, if any, from May 20, 1999, to the Closing Date, the principal amount of 6.80% Senior Notes due 2009, in each case as set forth opposite such Initial Purchaser's name on Schedule I hereto.

               3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on May 20, 1999, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein


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called the "Closing Date"). Delivery of the Securities shall be made to the
Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct in writing.

               4. Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

               (1) It has not offered or sold, and will not offer or sell, any Securities except (i) to those persons it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A; or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

               (2) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

               5. Agreements. The Company and each of the Subsidiary Guarantors jointly and severally agree with each Initial Purchaser that:

               (1) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as you may reasonably request.

               (2) The Company will not amend or supplement the Final Memorandum without the consent of the Representatives.

               (3) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives and notified to the Company), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as you may reasonably request.


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               (4)     The Company will use its best efforts in cooperation
        with the Initial Purchasers to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representatives may reasonably designate and to maintain such qualifications in effect as long as required for the sale of the Securities provided that such period shall not exceed one year; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

               (5) The Company will not, and will not permit any of its Affiliates (other than the Initial Purchasers as to whom the Company and the Subsidiary Guarantors make no representation or agreement) to, resell any Securities which constitute "restricted securities" under Rule 144 under the Act that have been acquired by any of them.

               (6) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers as to whom the Company and the Subsidiary Guarantors make no representation or agreement) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

               (7) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers as to whom the Company and the Subsidiary Guarantors make no representation or agreement) will engage in any form of general solicitation or general advertising (within the meaning of Regulation
        D) in connection with any offer or sale of the Securities in the United States.

               (8) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

               (9) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers as to whom the Company and the Subsidiary Guarantors make no representation or agreement) will engage in any directed


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        selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirements of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

               (10) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

               (11) The Company will not offer, sell, contract to sell, grant any other option to purchase or otherwise dispose of, directly or indirectly, or announce the offering of, or file a registration statement for, any (i) debt securities issued or guaranteed by the Company or any of its direct or indirect subsidiaries or (ii) any shares of capital stock of any of the Company's direct or indirect subsidiaries which are preferred as to payment of dividends or as to distribution upon liquidation over any other class of capital stock, or enter into any agreement to do any of the foregoing (other than (w) the Securities and the New Securities (as defined in the Registration Rights Agreement), (x) issued pursuant to any credit facility or commercial paper program permitted under the Indenture, (y) constituting purchase money debt permitted under the Indenture and (z) Permitted Receivables Financings (as defined in the Indenture)) for a period of 90 days from the date the Securities are issued without the prior written consent of Salomon Smith Barney Inc.

               (12) The Company will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (13) The Company will not, for so long as the Securities are outstanding, be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and will not be or become a closed-end investment company required to be registered but not registered thereunder.

               (14) The Company and the Subsidiary Guarantors agree to pay the costs and expenses relating to the following matters: (i) the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities;
        (v) the printing (or reproduction) and delivery of this

        Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) admitting the Securities for trading in The Portal Market, if such admission is required; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) except as set forth herein, all other costs and expenses incurred by the Company in connection with its obligations hereunder.

               6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and each of the Subsidiary Guarantors contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company and each of the Subsidiary Guarantors made in any certificates pursuant to the provisions hereof, to the performance by the Company and each of the Subsidiary Guarantors of its obligations hereunder and to the following additional conditions:

               (1) The Company shall have requested and caused Curtis, Mallet-Prevost, Colt & Mosle, counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                       (1) assuming due authorization, execution and delivery thereof by the Company and each Subsidiary Guarantor in accordance with the laws of Puerto Rico and assuming due authorization, execution and delivery by the Trustee, the Indenture constitutes a legal, valid and binding instrument enforceable against the Company and each Subsidiary Guarantor in accordance with its terms (subject, as to enforceability, (a) to bankruptcy, insolvency (including, without limitation, all laws relating to preferences and fraudulent transfers), suspension of payments, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or equity), (b) to the discretion of the court before which any proceeding therefor may be brought, (c) to the extent that exculpation provisions and rights to indemnity may be limited by United States federal or state securities laws or the public policy underlying such laws, and (d) to the extent that any waiver of rights or defenses contained in such agreement or obligation may be limited by applicable law, and public policy considerations, and of judicial application of foreign laws or foreign governmental actions affecting creditors' rights); assuming due authorization, execution and delivery thereof by the Company in accordance with the laws of Puerto Rico and when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers under this Agreement, the Securities will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforceability, (a) to bankruptcy, insolvency (including, without limitation, all laws relating to preferences and fraudulent transfers), suspension of payments, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or equity), (b) to the discretion of the court before which any proceeding therefor may be brought, (c) to the extent that exculpation provisions and rights to indemnity may be limited by United States federal or state securities laws or the public policy underlying such laws, and (d) to the extent that any waiver of rights or defenses contained in such agreement or obligation may be limited by applicable law, and public policy considerations, and of judicial application of foreign laws or foreign governmental actions affecting creditors' rights); assuming due authorization, execution and delivery thereof by the Company and each Subsidiary Guarantor in accordance with the laws of Puerto Rico and assuming due authorization, execution and delivery by the Initial Purchasers, the Registration Rights Agreement constitutes a legal, valid and binding instrument enforceable against the Company and each Subsidiary Guarantor in accordance with its terms (subject, as to enforceability, (a) to bankruptcy, insolvency (including, without limitation, all laws relating to preferences and fraudulent transfers), suspension of payments, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles

               (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or equity),
               (b) to the discretion of the court before which any proceeding therefor may be brought, (c) to the extent that exculpation provisions and rights to indemnity may be limited by United States federal or state securities laws or the public policy underlying such laws, and (d) to the extent that any waiver of rights or defenses contained in such agreement or obligation may be limited by applicable law, and public policy considerations, and of judicial application of foreign laws or foreign governmental actions affecting creditors' rights); and the statements set forth under the heading "Description of Notes" and "Exchange Offer; Registration Rights" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Securities, the Indenture and the Registration Rights Agreement, fairly summarize such provisions in all material respects;


                       (2) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any United States federal court located in the State of New York or any New York State Court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that would not reasonably be expected to result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties or results of operations of the Company and its subsidiaries, taken as a whole; and the statements in the Final Memorandum under the headings "The Acquisition and Related Corporate Restructuring" and "Description of Certain Debt" (insofar as they purport to describe certain agreements governed by New York law relating to the privatization of the Company and the related financings), and "Certain Tax Considerations - United States Federal Income Tax Considerations" fairly summarize the matters therein described in all material respects;

                       (3) such counsel has no reason to believe that at the Execution Time and on the Closing Date the Final Memorandum contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, the schedules and notes thereto, and other financial, accounting and statistical information and data contained therein, and the information and data with respect to the Commonwealth of Puerto Rico contained in Annex A to the Final Memorandum, as to which such counsel need express no opinion);

                       (4) no consent, approval, authorization, filing with or order of any United States federal court located in the State of New York or any New York State Court or governmental agency or body is required to be obtained by the Company or the Subsidiary Guarantors in connection with the performance of their obligations contained herein or in the Indenture and the Registration Rights Agreement, except such as may be required under the Act, the Exchange Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement and such as may be required under the blue sky laws of any jurisdiction in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement and such other approvals (specified in such opinion) as have been obtained;

                       (5) neither the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issue and sale of the Securities, nor the performance by the Company and the Subsidiary Guarantors of their obligations contained herein or therein, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to any New York or United States Federal statute, law, rule, regulation, judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its subsidiaries or any of their respective properties;

                       (6) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no registration of the Securities under the Act, and no qualification of an indenture under the Trust Indenture Act, is required for the offer and sale by the Initial Purchasers of the Securities in the manner contemplated by this Agreement, it being understood that no opinion is expressed as to any subsequent reoffer or resale of any Security; and

                       (7) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be an "investment company" as defined in the Investment Company Act without taking account of any exemption arising out of the number of holders of the Company's securities.

               In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, as applicable, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and the Subsidiary Guarantors and public officials. References to the Final Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

               (2) The Company shall have requested and caused O'Neill & Borges, Puerto Rico counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                       (1) each of the Company, Puerto Rico Telephone Company, Inc. and Celulares Telefonica, Inc. (individually, a "Subsidiary" and collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Puerto Rico, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Memorandum;

                       (2) all the outstanding shares of capital stock of the Company and each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, all outstanding shares of capital stock of the Subsidiaries are, to the knowledge of such counsel, owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, claims, liens or encumbrances;

                       (3) the Company's authorized equity capitalization is as set forth in the Final Memorandum;

                       (4)    the Indenture, the Securities and the
               Registration Rights Agreement have each been duly authorized, executed and delivered;

                       (5) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that would not reasonably be expected to result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties or results of operations of the Company and its subsidiaries, taken as a whole; and the statements in the Final Memorandum under the headings "The Acquisition and Related Corporate Restructuring" and "Description of Certain Debt" (insofar as they purport to describe certain agreements governed by Puerto Rico law relating to the privatization of the Company and the related financings), "Certain Tax Considerations - Puerto Rico Tax Considerations", and "Business--Regulatory Environment in Puerto Rico--Puerto Rico Telecommunications Act of 1996" fairly summarize the matters therein described in all material respects;

                       (6) such counsel has no reason to believe that at the Execution Time and on the Closing Date the Final Memorandum contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, the schedules and notes thereto, and other financial, accounting and statistical information and data contained therein, and the information and data with respect to the Commonwealth of Puerto Rico contained in Annex A to the Final Memorandum, as to which such counsel need express no opinion);

                       (7) this Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors;

                       (8) no consent, approval, authorization, filing with or order of any court located in Puerto Rico or any Puerto Rico court or governmental agency or body is required to be obtained by the Company or the Subsidiary Guarantors in connection with the performance of their obligations contained herein or in the Indenture and the Registration Rights Agreement, except such as may be required under the blue sky laws of any jurisdiction in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement; and

                       (9) neither the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issue and sale of the Securities, nor the performance by the Company and the Subsidiary Guarantors of their obligations contained herein or therein, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries; or (ii) any Puerto Rico or United States Federal statute, law, rule or regulation, judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its subsidiaries or any of their respective properties.

               In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Puerto Rico or the Federal laws of the United States, as applicable, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and the Subsidiary Guarantors and public officials. References to the Final Memorandum in this Section 6(b) include any amendment or supplement thereto at the Closing Date.

               (3) The Company shall have requested and caused Jose Arroyo, Esq., Vice-President for Legal and Regulatory Affairs and General Counsel of the Company, to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                       (i) each of the Company and its subsidiaries is duly
               qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification;

                      (ii) to the knowledge of such counsel, there is no
               pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that is not adequately disclosed in the Final Memorandum, except in each case for such proceedings that would not reasonably be expected to result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties or results of operations of the Company and its subsidiaries, taken as a whole; and the statements in the Final Memorandum under the headings "The Acquisition and Related Corporate Restructuring", "Shareholders and Shareholder Relationships", "Description of Certain Debt", "Certain Tax Considerations", "Business--Regulatory Environment in Puerto Rico" and "Business--Legal Proceedings" fairly summarize the matters therein described in all material respects;

                      (iii) no consent, approval, authorization, filing with or
               order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture and the Registration Rights Agreement, except such as may be required under the Act, the Exchange Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement and such as may be required under the blue sky laws of any jurisdiction in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement and such other approvals (specified in such opinion) as have been obtained;

                      (iv) such counsel has no reason to believe that at the
               Execution Time and on the Closing Date the Final Memorandum contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion); and

                      (v) neither the execution and delivery of the Indenture,
               this Agreement or the Registration Rights Agreement, the issue and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which any of their respective properties is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its subsidiaries or any of their respective properties.

               In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Puerto Rico or the Federal laws of the United States, as applicable, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and the Subsidiary Guarantors and public officials. References to the Final Memorandum in this Section 6(c) include any amendment or supplement thereto at the Closing Date.

               (4) The Company shall have requested and caused Jose Arroyo, Esq., Vice-President for Legal and Regulatory Affairs and General Counsel of the Company, to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                       (1) the Company and its subsidiaries possess all licenses, certificates, permits and authorizations required by the Federal Communications Commission ("FCC") and comparable regulatory agencies with direct regulatory jurisdiction over telecommunications matters in the states and United States territories, including the Commonwealth of Puerto Rico, in which the Company and its subsidiaries provide telecommunications services (the "Regulatory Agencies") for the provision of telecommunications services by the Company and its subsidiaries, where the failure to obtain or hold such license, certificate, permit or authorization would have a material adverse effect on the ability of the Company or its subsidiaries to provide such services, and none of the Company or any subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which could reasonably be expected to have a material adverse effect on the Company or such subsidiary, in connection with the provision of such services;

                       (2) to the knowledge of such counsel, neither the Company nor any of its subsidiaries is subject to any pending or threatened proceeding, complaint or investigation before the FCC or any Regulatory Agency based on any alleged violation by the Company or its subsidiaries in connection with the provision of or failure to provide telecommunications services, of a character that would be required to be disclosed in the Final Memorandum, which is not adequately disclosed in the Final Memorandum;

                       (3) the statements included in the Final Memorandum under the headings "Risk Factors--We Face a Significant Increase in Competition" and "Risk Factors--The Local and Long Distance Industries are Subject to Significant Government Regulation", to the extent such statements relate to regulatory matters, fairly summarize the matters therein described in all material respects;

                       (4) no consent, approval, authorization, license, certificate, permit or order of the FCC or any Regulatory Agency is required for the issuance and sale of the Securities or in connection with the transactions contemplated herein or in the Indenture and the Registration Rights Agreement;

                       (5) the execution and delivery of this Agreement, the Indenture and the Registration Rights Agreement, the issuance and sale of the Securities, the consummation of any other of the transactions herein or therein contemplated and the fulfillment of the terms hereof or thereof will not conflict with or result in a breach or violation of the Communications Act of 1934, as amended, the Puerto Rico Telecommunications Act of 1996, any order or regulation of the FCC or any Regulatory Agency applicable to the Company or any of its subsidiaries or cause the suspension, revocation, impairment, forfeiture, nonrenewal or termination of any FCC license or other authorization of the FCC; and

                       (6) such counsel has no reason to believe that at the Execution Time and on the Closing Date the Final Memorandum contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               Such counsel's opinions may be based solely on the Communications Act of 1934, as amended, the Puerto Rico Telecommunications Act of 1996, decisions of the FCC and FCC rules and regulations, comparable state statutes governing telecommunications, and the rules and regulations of the Regulatory Agencies. References to the Final Memorandum in this Section 6(d) include any amendment or supplement thereto at the Closing Date.

                       (5) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

               (6) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and that to their knowledge:

                       (1) the representations and warranties of the Company and each Subsidiary Guarantor in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company and each Subsidiary Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                       (2) since the date of the most recent financial statements included in the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

               (7) At the Execution Time and at the Closing Date, the Company shall have requested and caused Deloitte & Touche LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, that they have performed a review of the unaudited interim financial information of the Company for the three month period ended March 31, 1999 and as at March 31, 1999, and stating in effect that:

                       (1) in their opinion the audited financial statements and financial statement schedules and any pro forma financial statements included in the Final Memorandum and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related rules and regulations adopted by the Commission thereunder that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Act;

                       (2) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with the standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the three month period ended March 31, 1999 , and as at March 31, 1999, as indicated in their reports included in the Final Memorandum; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the directors of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1998, nothing came to their attention which caused them to believe that:

                               (1)     any unaudited financial statements
                      included in the Final Memorandum do not comply in form in all material respects with applicable accounting requirements and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Final Memorandum;

                                (2) with respect to the period subsequent to March 31, 1999, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the March 31, 1999 consolidated balance sheet included in the Final Memorandum, or for the period from April 1, 1999 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in net revenues, sales, operating income, EBITDA, or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                               (3) the information included in response to Regulation S-K, Item 301 (Selected Financial Data) and
                      Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the disclosure requirements of Regulation S-K; or

                               (3)     they have performed certain other
               specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Final Memorandum, including the information set forth under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in the Final Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation;

                               (4)     on the basis of a reading of the
               unaudited pro forma financial statements (the "pro forma financial statements") included in the Final Memorandum; carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

               References to the Final Memorandum in this Section 6(g) include any amendment or supplement thereto at the date of the applicable letter.

               (8) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

               (9) The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

               (10) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), any notice given of any intended or potential decrease in any such rating (including notice of an adverse change in the outlook for such rating) or of a possible change in any such rating that does not indicate the direction of the possible change.

              (11) In connection with the closing of the purchase and sale of the Securities, the net proceeds therefrom will be applied to reduce borrowings under the 364-day Credit Agreement dated as of March 2, 1999, among the Company, the Subsidiary Guarantors and the lenders and agents named therein.

               If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

               The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019, on the Closing Date.

               7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Subsidiary Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company and the Subsidiary Guarantors will reimburse the Initial Purchasers severally through Salomon Smith Barney Inc. on demand for all reasonable and duly documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

               8. Indemnification and Contribution. (a) The Company and each of the Subsidiary Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to
Section 5(h), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representatives specifically for inclusion therein and provided further, however, that with respect to any untrue statement or omission of a material fact made in the Preliminary Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned in any initial resale of the Securities by the Initial Purchaser, to the extent that any such loss, claim, damage or liability of such Initial Purchaser occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) the untrue statement or omission of a material fact contained in the Preliminary Memorandum was corrected in the Final Memorandum, (ii) the Company previously furnished copies of the Final Memorandum to the Initial Purchasers and (iii) such loss, claim, damage or liability results from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Final Memorandum. This indemnity agreement will be in addition to any liability that the Company and the Subsidiary Guarantors may otherwise have.

               (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities and, under the heading "Plan of Distribution", (i) the list of Initial Purchasers and their respective participation in the sale of the Securities; (ii) the sentences related to concessions and reallowances; and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

               (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one firm of separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

               (d) In the event that the indemnity provided in paragraph (a) or
(b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party although within the scope thereof, the Company, each Subsidiary Guarantor and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser (except as may be provided in any agreement among the Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, each Subsidiary Guarantor and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company and the Subsidiary Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Final Memorandum. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, each Subsidiary Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

               9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names on Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth on Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

               10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets of the United States is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

               11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

               12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no. (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Jose Arroyo, Esq., Vice-President of Legal and Regulatory Affairs and General Counsel of the Company (fax no. (787) 782-9545) and confirmed to it at Telecomunicaciones de Puerto Rico, Inc., 1500 Roosevelt Avenue, Guaynabo, Puerto Rico 00968, Attention: General Counsel.

               13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

               14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

               15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

               16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

               17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

               "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

               "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

               "Commission" shall mean the Securities and Exchange Commission.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

               "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "NASD" shall mean the National Association of Securities Dealers, Inc.

               "Regulation D" shall mean Regulation D under the Act.

               "Regulation S" shall mean Regulation S under the Act.

               "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company, the Subsidiary Guarantors and the several Initial Purchasers.

                                       Very truly yours,

                                       Telecomunicaciones de Puerto Rico, Inc.

                                       by

                                         ----------------------------------
                                         Name:
                                         Title:

                                       Puerto Rico Telephone Company, Inc.,

                                       by

                                         ----------------------------------
                                         Name:
                                         Title:

                                       Celulares Telefonica, Inc.,

                                       by

                                         ----------------------------------
                                         Name:
                                         Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Chase Securities Inc.
J.P. Morgan Securities Inc.
NationsBanc Montgomery Securities LLC
Popular Securities, Inc.

By:  Salomon Smith Barney Inc.

by
     ----------------------
     Name:
     Title:

For themselves and the other several Initial
Purchasers named in Schedule I to
the foregoing Agreement.

                                   SCHEDULE I

                                                    Principal       Principal       Principal
                                                    Amount of       Amount of       Amount of
                                                   6.15% Senior    6.65% Senior    6.80% Senior
                                                    Notes Due       Notes Due       Notes Due
                                                    2002 to be      2006 to be      2009 to be
               Initial Purchasers                   Purchased       Purchased       Purchased
               ------------------
Salomon Smith Barney Inc....................      $147,000,000    $196,000,000    $147,000,000
Chase Securities Inc........................        $49,500,00     $66,000,000     $49,5000,00
J.P. Morgan Securities Inc...............          $49,500,000     $66,000,000     $49,500,000
NationsBanc Montgomery Securities LLC              $49,500,000     $66,000,000     $49,500,000
Popular Securities, Inc.....................        $4,500,000      $6,000,000      $4,500,000

                                                      --------        --------        --------
Total.......................................      $300,000,000    $400,000,000    $300,000,000

EXHIBIT A

                      Selling Restrictions for Offers and
                        Sales outside the United States

               (1)(a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

               "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and May 20, 1999, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

               (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

               (c) Terms used in this section have the meanings given to them by Regulation S.

               (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold, and will not offer or sell, any Securities in the United Kingdom, by means of any document, other than to persons whose ordinary business it is to buy, hold, manage or dispose of investments, whether as principal or as agent, for the purpose of their businesses or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1989 of Great Britain; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.




                                      A-2